Exhibit 4.1(b)

Execution Version

GENZYME CORPORATION,

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 17, 2010

3.625% Senior Notes due 2015

5.000% Senior Notes due 2020

(First Supplemental Indenture to the Indenture Dated as of June 17, 2010)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 17, 2010, between Genzyme Corporation, a Massachusetts corporation (the “Company”), the Subsidiary Guarantors party hereto from time to time and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of June 17, 2010 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

WHEREAS, the issuance and sale of $500,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 3.625% Senior Notes due 2015 (the “2015 Notes”) and $500,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 5.000% Senior Notes due 2020 (the “2020 Notes”, and together with the 2015 Notes, the “Notes”) have been authorized by resolutions adopted by the Board of Directors of the Company;

WHEREAS, the Company desires to issue and sell $1,000,000,000 aggregate principal amount of the Notes on the date hereof, with a guarantee by such of its domestic subsidiaries that also guarantee the Company’s obligations under its senior credit facility;

WHEREAS, Sections 2.1 and 10.1 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes; and

WHEREAS, all things necessary to make this First Supplemental Indenture a legal, valid and binding supplement to the Indenture according to its terms and the terms of the Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this First Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Certain Terms Defined in the Indenture; Additional Terms.

For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.  The following capitalized terms used herein shall be defined accordingly:

“Certificated Note” means a Note that does not bear a Global Security Legend.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes, in compliance with the terms of the Registration Rights Agreement and containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Securities Legend, and (ii) the provisions relating to rights under the Registration Rights Agreement will be eliminated).

“Exchange Offer” means the registered exchange offer to the holders of the Notes conducted by the Company in accordance with the terms of the Registration Rights Agreement.

“Global Note” means a Note in registered global form.

“Global Security Legend” means a legend substantially in the form identified as the “Global Security Legend” in the forms of Notes attached as Exhibits A and B hereto.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement dated June 14, 2010 with the Company relating to the sale of the Notes by the Company.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated June 17, 2010 among the Company and the Initial Purchasers party thereto with respect to the Initial Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form identified as the “Regulation S Certificate” in the form of Notes attached as Exhibits A and B hereto.

“Regulation S Global Note” means a Global Note bearing a Restricted Security Legend and representing Notes sold pursuant to Regulation S.

“Restricted Global Note” means a Rule 144A Global Note or a Regulation S Global Note.

“Restricted Note” means a Note bearing a Restricted Security Legend.

“Restricted Period” means the period beginning on the date hereof and ending 40 days thereafter.

“Restricted Security Legend” means a legend substantially in the form identified as the “Restricted Security Legend” in the forms of Notes attached as Exhibits A and B hereto.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form identified as the “Rule 144A Certificate” in the forms of Notes attached as Exhibits A and B hereto.

“Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes sold pursuant to Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Certification” means a certification substantially in the form identified as the “Transfer Certification” in the forms of Notes attached as Exhibits A and B hereto.

“Unrestricted Global Note” means a Global Note that does not bear the Restricted Security Legend.

SECTION 1.2. Definitions Incorporated into the Indenture.

For the benefit of the Holders of the Notes, Section 1.1 of the Indenture shall be amended by adding the following new definitions:

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the property (as determined in good faith by the Board of Directors of the Company); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act ) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to the Company or one of its Subsidiaries); (3) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Voting Stock of the Company outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the adoption of a plan relating to the Company’s liquidation or dissolution; or (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” shall have the meaning set forth in Section 3.9 of this Indenture.

“Change of Control Payment” shall have the meaning set forth in Section 3.9 of this Indenture.

“Change of Control Payment Date” shall have the meaning set forth in Section 3.9 of this Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event in respect thereof.

“Claiming Guarantor” shall have the meaning set forth in Section 5A.2 of this Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the Securities and Exchange Commission, prepared in accordance with accounting principles generally accepted in the United States.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date the Notes were originally issued, (2) was nominated for election to such Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Company in which such member was named as a nominee for election as a director).

“Contributing Party” shall have the meaning set forth in Section 5A.2 of this Indenture.

“Credit Agreement” means the Credit Agreement dated as of July 14, 2006, as amended, supplemented, or otherwise modified from time to time, among the Company, the subsidiaries party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case together with any refinancing, replacement, extension, renewal, refund, repayment or prepayment thereof, whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means, with respect to the Company, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Credit Agreement) providing for revolving credit loans, term loans or trade letters of credit, in each case together with any refinancing, extension, renewal, refund, repayment or prepayment thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guaranteed Obligations” shall have the meaning set forth in Section 5A.1 of this Indenture.

“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company) and which is a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means (A) with respect to the 2015 Notes, the rating on the 2015 Notes is lowered by each of the Rating Agencies and the 2015 Notes are rated below an Investment Grade Rating by each of the Rating Agencies and (B) with respect to the 2020 Notes, the rating on the 2020 Notes is lowered by each of the Rating Agencies and the 2020 Notes are rated below an Investment Grade Rating by each of the Rating Agencies, in either case, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Banc of America Securities LLC, or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus one other primary U.S. Government securities dealer in The City of New York selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any Property that has been or is to be sold or transferred by the Company or such Subsidiary, as the case may be, to such Person.

“Subsidiary” of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Subsidiary Guarantee” means a guarantee of a Subsidiary Guarantor on the terms set forth herein.

“Subsidiary Guarantor” means Genzyme Therapeutic Products Limited Partnership, a Massachusetts limited partnership, and each of the Company’s domestic Subsidiaries that becomes a guarantor of any Indebtedness under any Credit Facilities.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

ARTICLE II.

FORM AND TERMS OF THE NOTES

SECTION 2.1. Form and Dating.

(a) The 2015 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The 2020 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B attached hereto. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these Officers on the Notes may be manual or facsimile The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and higher integral multiples of $1,000.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Global Notes. The Notes of each series designated herein shall be issued initially in the form of one or more fully registered Global Securities, which shall be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company, authenticated by the Trustee and with guarantees endorsed thereon as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

The Global Notes may not be transferred in whole, except by the Depository to another nominee of the Depository or to a successor of the Depository or its nominee. If at any time the Depository for a series of Notes notifies the Company that the Depository is unwilling to continue as Depository for the Global Notes representing such series or ceases to be a clearing agency, or if the Company so elects or if there is an Event of Default under a series of the Notes, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note, which the Depository will distribute to its participants.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions.

Depository participants shall have no rights either under the Indenture or with respect to any Global Notes held on their behalf by the Depository or under such Global Notes. The Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Depository participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(d) Certificated Notes. Except as provided above in subsection (b), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(e) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Indenture and the procedures of the Depository therefor.  Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(f) Paying Agent. The Company appoints the Trustee as the initial agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes, and The Bank of New York Mellon, an affiliate of the Trustee, in the Borough of Manhattan, the City of New York, be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture pursuant to which the Notes are to be issued may be served.

SECTION 2.2. Restricted Legend.

(a) Each Note originally issued under this First Supplemental Indenture will bear the Restricted Security Legend.

(b) By its acceptance of any Note bearing the Restricted Security Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Security Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and the Restricted Securities Legend.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that the Restricted Security Legend on a Note is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after a Certificated Note that bears the Restricted Security Legend or a beneficial interest in a Restricted Global Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the Certificated Note or reduce the principal amount of the Restricted Global Note by the principal amount of the beneficial interest no longer requiring a Restricted Security Legend or sold or exchanged and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or increase the principal amount of an Unrestricted Global Note by the principal amount of the beneficial interest no longer requiring a Restricted Security Legend or sold or exchanged, and the Trustee will comply with such instruction. If an Unrestricted Global Note is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Unrestricted Global Note to the Depository.

SECTION 2.3. Restrictions on Transfer and Exchange of Restricted Notes.

The transfer or exchange of any Restricted Note that is a Certificated Note may only be made if the Transfer Certification on the Certificated Note is completed.  If the Rule 144A Certificate or the Regulation S Certificate is required to be completed in connection with the transfer or exchange, the Notes issued upon transfer or exchange shall bear the Restricted Securities Legend. The transfer or exchange of any Restricted Global Note (or a beneficial interest therein) may only be made in accordance with the applicable rules and procedures of the Depository, the Indenture and the Restricted Securities Legend.

SECTION 2.4. Registration, Transfer and Exchange of Global Notes.

(a) Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note; provided that a beneficial interest in a Restricted Note may be transferred or exchanged only in compliance with the Restricted Securities Legend pursuant to the applicable rules and procedures of the Depository.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(b) Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable; provided that a beneficial interest in a Restricted Note may be transferred or exchanged only in compliance with the Restricted Securities Legend pursuant to the applicable rules and procedures of the Depository.  If the Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If the Global Note bears the Restricted Securities Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Securities Legend.  Notwithstanding the foregoing, Certificated Notes may not be issued upon the transfer or exchange of beneficial interests in a Regulation S Global Note prior to the expiration of the Restricted Period and the receipt by the Trustee of a certification of beneficial ownership of the Regulation S Global Note by one or more non-U.S. persons as required pursuant to Rule 903(b)(3)(ii)(B) under Regulation S.

(c) Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof; provided that a Restricted Note may be transferred or exchanged for a Global Note only in compliance with the Restricted Securities Legend pursuant to the applicable rules and procedures of the Depository. Only a Certificated Note that does not bear the Restricted Securities Legend may be transferred or exchanged for an Unrestricted Global Note.  Only a Restricted Note with a completed Transfer Certification together with a Rule 144A Certificate may be transferred or exchanged for a Rule 144A Global Note.  Only a Restricted Note with a completed Transfer Certification and Regulation S Certificate may be transferred or exchanged for a Regulation S Global Note.

(d) Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being exchanged or transferred and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable; provided that a beneficial interest in a Restricted Note may be transferred or exchanged only in compliance with the Restricted Securities Legend pursuant to the applicable rules and procedures of the Depository.

SECTION 2.5. Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a) Title. The 2015 Notes shall constitute a series of Securities having the title “3.625% Senior Notes due 2015” and the 2020 Notes shall constitute a separate series of Securities having the title “5.000% Senior Notes due 2020”.

(b) Principal Amount. The aggregate principal amount of the 2015 Notes that may be initially authenticated and delivered under the Indenture (except for 2015 Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other 2015 Notes pursuant to Sections 2.4, 2.5, 2.6, 3.7 or 10.6 of the Indenture) shall be $$500,000,000. The aggregate principal amount of the 2020 Notes that may be initially authenticated and delivered under the Indenture (except for 2020 Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other 2020 Notes pursuant to Sections 2.4, 2.5, 2.6, 3.7 or 10.6 of the Indenture) shall be $500,000,000. The Company may from time to time, without the consent of the Holders of Notes of either series, issue additional Notes (in any such case “Additional Notes”) of either series having the same ranking and the same interest rate, maturity and other terms as the Notes of that series, except for the issue date, the public offering price and, in some cases, the first Interest Payment Date. Any Additional Notes of a series and the existing Notes of that series will constitute a single series under the Indenture and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires.

(c) Maturity Date. The entire outstanding principal of the 2015 Notes shall be payable on June 15, 2015, and the entire outstanding principal of the 2020 Notes shall be payable on June 15, 2020.

(d) Interest Rate.  The rate at which the 2015 Notes shall bear interest shall be 3.625% per annum and the rate at which the 2020 Notes shall bear interest shall be 5.000% per annum; the date from which interest shall accrue on the Notes shall be June 17, 2010, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning December 15, 2010; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1, as the case may be, next preceding such Interest Payment Date.  Payment of principal and interest on the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

(e) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in United States Dollars.

SECTION 2.6. Optional Redemption.

(a) The provisions of Article 3 of the Indenture shall apply to the Notes.

(b) For the benefit of the Holders of the Notes, a new Section 3.8 shall be added to the Indenture as follows:

“Section 3.8.          Notice to Holders; Redemption Price; etc.

(a) At any time and from time to time, the Notes of each series will be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the Notes of the applicable series, or provided by email or facsimile to the Trustee for transmission to the Depository or its nominee or such other notice method in accordance with the Indenture as determined by a resolution of the Board of Directors of the Company or a certificate executed by certain Officers of the Company, at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points in the case of the 2015 Notes and 30 basis points in the case of the 2020 Notes, plus, in the case of either (i) or (ii), accrued and unpaid interest to, but not including, the date of redemption; provided that the principal amount of any Note remaining outstanding after a redemption in part shall be $2,000 or a higher integral multiple of $1,000.

(b) On and after the Redemption Date for the Notes of either series, interest will cease to accrue on the Notes of such series or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the Redemption Date for the Notes of such series, the Company will deposit with a

Paying Agent, or the Trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. If less than all of the Notes of a series are to be redeemed, the Notes of that series to be redeemed will be selected by the Trustee pro rata, by lot, or by a method that complies with applicable legal requirements.”

(c) For the benefit of the Holders of the Notes, a new Section 3.9 shall be added to the Indenture as follows:

“Section 3.9.          Repurchase of Notes Upon a Change of Control.

(a) If a Change of Control Triggering Event occurs with respect to the Notes of a series, unless the Company shall have exercised its option to redeem the Notes of such series as described in Section 2.3 of this First Supplemental Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each holder of the Notes of such series to repurchase all or any part (equal to $2,000 principal amount or a higher integral multiple of $1,000) of such Holder’s Notes of such series on the terms set forth in this Section 2.4 and in the Notes. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but not including the date of repurchase (the “Change of Control Payment”). With respect to the Notes of each series, within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of Notes of the applicable series, or in the case of Global Notes provide by email or facsimile to the Trustee for transmission to the Depository or its nominee or such other notice method in accordance with the Indenture as determined by a resolution of the Board of Directors of the Company or a certificate executed by certain Officers of the Company, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided or, if the notice is mailed or otherwise provided prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed or otherwise provided prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default arising as a result of a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(d) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.”

SECTION 2.7. Limitation on Liens.

For the benefit of the Holders of the Notes, a new Section 5.6 shall be added to the Indenture as follows:

“Other than as provided in Section 5.8, the Company shall not, and shall not permit any Subsidiaries of the Company to, create or assume any Indebtedness secured by any Lien on any of the Company’s or such Subsidiary’s respective Properties unless the Notes are secured by such Lien equally and ratably with, or prior to, the

Indebtedness secured by such Lien.  This restriction does not apply to Indebtedness that is secured by (i) Liens existing on the date of the issuance of the Notes; (ii) Liens securing only the Notes; (iii) Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged into or consolidated with, or its assets are acquired by, the Company or any Subsidiary of the Company (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other Property and the Indebtedness so secured is not increased; (iv) Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such Property’s purchase price or cost, (2) such Lien does not extend to or cover any other Property other than the Property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (3) such Lien is incurred prior to or within 270 days after the acquisition of such Property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such Property thereafter; (v) Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vi) Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (vii) title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto; (viii) Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation; (ix) Liens arising out of legal proceedings, including Liens arising out of judgments or awards; (x) warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (xi) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business; (xii) Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (xiii) Liens on the assets of a special purpose Subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions; or (xiv) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (i) to (xiii) or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not exceed the fair market value (as determined by the Board of Directors of the Company) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.”

SECTION 2.8. Limitation on Sale and Leaseback Transactions.

For the benefit of the Holders of the Notes, a new Section 5.7 shall be added to the Indenture as follows:

“Other than as provided under Section 5.8, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any of the Company’s or such Subsidiary’s respective Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless (i) the lease is for a period not in excess of five years, including renewal rights; or (ii) the Company or the Subsidiary, prior to or within 270 days after the sale of such Property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the Property leased to (1) the retirement of the Notes or debt of the Company ranking equally with the Notes or to the retirement of any debt of a Subsidiary of the Company, or (2) the acquisition of different property, facilities or equipment or the expansion of the Company’s existing business, including the acquisition of other businesses.”

SECTION 2.9. Exempted Liens and Sale and Leaseback Transactions.

For the benefit of the Holders of the Notes a new Section 5.8 shall be added to the Indenture as follows:

“Notwithstanding the restrictions described under Sections 5.6 or 5.7, the Company or any Subsidiary of the Company may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 10% of Consolidated Total Assets: (i) the outstanding Indebtedness secured by such Liens (not including any Liens permitted under Section 5.6 which amount does not include any Liens permitted under the provisions of this Section 5.8); plus (ii) all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under Section 5.7 which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this Section 5.8), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by the Company or such Subsidiary of the Company.”

SECTION 2.10. Subsidiary Guarantees.

For the benefit of the Holders of the Notes, a new Section 5.9 shall be added to the Indenture as follows:

“The Company shall cause each domestic Subsidiary that guarantees any Indebtedness of the Company under any Credit Facilities to execute and deliver to the Trustee (a) a supplemental indenture in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under Article VA and shall guarantee the Guaranteed Obligations and (b) a Subsidiary Guarantee in the form of Exhibit B hereto.”

In lieu of delivering a supplemental indenture in the form of Exhibit A to the Indenture and a Subsidiary Guarantee in the form of Exhibit B to the Indenture, Genzyme Therapeutic Products Limited Partnership shall become a party to this First Supplemental Indenture.

SECTION 2.11. Consolidation, Merger, Conveyance, Transfer or Lease.

For the benefit of the Holders of the Notes, a new Section 6.1A shall be added to the Indenture as follows:

“Section 6.1A.  Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

A Subsidiary Guarantor shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (excluding the Company or another Subsidiary Guarantor), and a Subsidiary Guarantor shall not permit any Person (excluding the Company or another Subsidiary Guarantor) to consolidate with or merge into such Subsidiary Guarantor, unless either: (a) as a result of such transaction, such Subsidiary Guarantor will be released from its Subsidiary Guarantee hereunder in accordance with Section 5A.8 or

(b) (1)     in case a Subsidiary Guarantor shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Subsidiary Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto and a Subsidiary Guarantee in the form of Exhibit B hereto, in each case executed and delivered to the Trustee the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of such Subsidiary Guarantor to be performed or observed;

(2)           immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Subsidiary Guarantor as a result of such transaction as having been incurred by the Subsidiary Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and is authorized and permitted by this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.”

SECTION 2.12. Events of Default.

For the benefit of the Holders of each series of the Notes, Sections 7.1(6) and (7) of the Indenture are amended by restating them in their entirety as follows:

“(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Subsidiary Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Subsidiary Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Subsidiary Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or Subsidiary Guarantor, as the case may be, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(7) the commencement by the Company or a Subsidiary Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Subsidiary Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or  Subsidiary Guarantor, as the case may be, or of any substantial part of its property, or the making by the Company or a Subsidiary Guarantor of an assignment for the benefit of creditors, or the admission by the Company or a Subsidiary Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Subsidiary Guarantor, as the case may be, in furtherance of any such action; or”

ARTICLE III.

SUBSIDIARY GUARANTEE

For the benefit of the Holders of the Notes a new Article VA shall be added to the Indenture as follows:

“ARTICLE VA

SUBSIDIARY GUARANTEE

Section 5A.1.        Subsidiary Guarantees.

Each Subsidiary Guarantor hereby fully and unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest (and premium, if any) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (the Indenture and the Securities being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including the Subsidiary Guarantors) under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture or the Securities; (d) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (e) except as set forth in Section 5A.8, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Section 5A.7, 5A.8, 6.1A, 11.3 and 11.4 of the Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture or the Securities, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest (and premium, if any) on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders pursuant to this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.  Each Subsidiary Guarantor agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article.

Section 5A.2.        Contribution.

Each Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date of such payment and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on the date of such payment.

Section 5A.3.        Successors and Assigns.

This Article shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 5A.4.        No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article at law, in equity, by statute or otherwise.

Section 5A.5.        Modification.

No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective (a) unless the same shall be in writing and signed by the Trustee and (b) with respect to the Holder of a Security adversely affected thereby, unless such Holder consents thereto, and, in each case, then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 5A.6.        Execution of Supplemental Indenture for Future Subsidiary Guarantors.

Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 5.9 of the Indenture shall promptly execute and deliver to the Trustee (a) a supplemental indenture in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article and shall guarantee the Guaranteed Obligations and (b) a Subsidiary Guarantee in the form of Exhibit B hereto.  Concurrently with the execution and delivery of such supplemental indenture and Subsidiary Guarantee, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (a) such supplemental indenture and Subsidiary Guarantee have been duly authorized, executed and delivered by such Subsidiary, (b) such supplemental indenture is authorized and permitted by this Indenture and all conditions precedent herein provided for relating to such transaction have been complied with and(c) subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

Section 5A.7.        Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 5A.8         Release of Subsidiary Guarantor.

The guarantee by a Subsidiary Guarantor shall terminate without any further action required on the part of the Trustee or any Holder:

(a)  upon a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to the Company or one of the Subsidiaries), or

(b) if the Subsidiary Guarantor is released from its guarantee of the Company’s Indebtedness under any Credit Facilities for which the Subsidiary Guarantor becomes a guarantor.

In each case, the Company shall provide an Officers’ Certificate to the Trustee to the effect that the release complies therewith, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE IV.

EXHIBITS TO INDENTURE

SECTION 4.1. Exhibits Incorporated into the Indenture.

(a) Annex I hereto is hereby incorporated into the Indenture as Exhibit A thereto.

(b) Annex II hereto is hereby incorporated into the Indenture as Exhibit B thereto.

ARTICLE V.

MISCELLANEOUS

SECTION 5.1. Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 5.2. Governing Law.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

SECTION 5.3. Multiple Counterparts.

The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same First Supplemental Indenture.

SECTION 5.4. Severability.

Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 5.5. Relation to Indenture.

This First Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this First Supplemental Indenture) shall apply to the series of Securities established by this First Supplemental Indenture but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

SECTION 5.6. Ratification.

The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed.  The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 5.7. Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

SECTION 5.8. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

GENZYME CORPORATION, as the Company

By:	/s/ Michael S. Wyzga
Name: Michael S. Wyzga
Title: Executive Vice President, Finance & Chief Financial Officer

GENZYME THERAPEUTIC PRODUCTS LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By GENZYME THERAPEUTIC PRODUCTS CORPORATION, its general partner

By:	/s/ Michael S. Wyzga
Name: Michael S. Wyzga
Title: Vice President & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Leslie Lockhart
Name: Leslie Lockhart
Title: Senior Associate

Signature Page to First Supplemental Indenture

EXHIBIT A

Form of 3.625% Senior Note due 2015

[Global Security Legend; include in a Global Note]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.  TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS PERMITTED BY INDENTURE.]

[Restricted Security Legend; include in any Restricted Note]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

GENZYME CORPORATION

3.625% Senior Note due 2015

PRINCIPAL AMOUNT
No.	$[ ]

CUSIP:
ISIN:

Genzyme Corporation, a Massachusetts corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Include in Global Note: Cede & Co.; ], or registered assigns, the principal sum [Include in Certificated Note: of $[           ]] [Include in Global Note: set forth in the attached Schedule of Increases and Decreases in Global Note] on June 15, 2015 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from [              ] (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 3.625% per annum, on June 15 and December 15 (each such date, an “Interest Payment Date”), commencing [              ], until the principal hereof is paid or made available for payment.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the June 1 or December 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of June 17, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of June 17, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “3.625% Senior Notes due 2015” (collectively, the “Notes”), initially limited in aggregate principal amount to $500,000,000.

Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Optional Redemption. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date prior to their

Maturity at a redemption price, calculated pursuant to the Indenture, which includes accrued interest thereon, if any, to, but not including, the Redemption Date. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee pro rata, by lot, or by a method that complies with applicable legal requirements. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed; provided that the principal amount of any Note remaining outstanding after a redemption in part shall be $2,000 or a higher integral multiple of $1,000. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

Repurchase upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

Restrictive Covenants.  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens or the ability of the Company or a Subsidiary Guarantor to consolidate, merge or sell, transfer or lease all or substantially all of its assets.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.

Subsidiary Guarantees.  This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

No Recourse Against Others.  No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee, to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 or a higher integral multiple of $1,000.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[Include in any Restricted Note:

Additional Rights of Holders of Restricted Global Notes and Restricted Certificated Notes.  Pursuant to, but subject to the exceptions in, the Registration Rights Agreement (as amended, supplemented or otherwise modified, the “Registration Rights Agreement”) among the Company and the Representatives of the Initial Purchasers party thereto with respect to the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a like principal amount of debt securities of the Company which shall have been registered under the Securities Act having terms identical in all material respects to this Note (except for the transfer restrictions relating to this Note and except that such note shall not be entitled to Additional Interest (as defined in the Registration Rights Agreement)).  The Holders shall be entitled to receive certain Additional Interest (as defined in the Registration Rights Agreement) in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to the terms of the Registration Rights Agreement.]

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated:

GENZYME CORPORATION, as the Company

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned First Supplemental Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                                    agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[Include in any Restricted Securities: Transfer Certification for Restricted Securities:

In connection with any transfer of this Note occurring prior to the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in compliance with Regulation S under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)	☐	pursuant to an effective registration statement under the Securities Act; or

(6)	☐	pursuant to another available exemption from the registration statement requirements of the Securities Act.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications) and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to  register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)]

Rule 144A Certificate

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Regulation S Certificate

TO BE COMPLETED BY TRANSFEROR IF (3) ABOVE IS CHECKED

Terms are used in below are as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

The undersigned represents and warrants:

1.             The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.             Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or the undersigned and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction was pre-arranged with a buyer in the United States.

3.             Neither the undersigned, any affiliate of the undersigned, nor any person acting on behalf of the undersigned or its affiliates has made any directed selling efforts in the United States with respect to the Notes.

4.             The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

Dated:

[Attach to Global Note only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

Genzyme Corporation

3.625% Senior Note due 2015

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

Form of 5.000% Senior Note due 2020

[Global Security Legend; include in a Global Note]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.  TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS PERMITTED BY INDENTURE.]

[Restricted Security Legend; include in any Restricted Note]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

GENZYME CORPORATION

5.000% Senior Note due 2020

PRINCIPAL AMOUNT
No.	$[ ]

CUSIP:
ISIN:

Genzyme Corporation, a Massachusetts corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Include in Global Note: Cede & Co.; ], or registered assigns, the principal sum [Include in Certificated Note: of $[          ]] [Include in Global Note: set forth in the attached Schedule of Increases and Decreases in Global Note] on June 15, 2020 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from [          ] (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 5.000% per annum, on June 15 and December 15 (each such date, an “Interest Payment Date”), commencing [          ], until the principal hereof is paid or made available for payment.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the June 1 or December 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of June 17, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of June 17, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “5.000% Senior Notes due 2020” (collectively, the “Notes”), initially limited in aggregate principal amount to $500,000,000.

Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Optional Redemption. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date prior to their

Maturity at a redemption price, calculated pursuant to the Indenture, which includes accrued interest thereon, if any, to, but not including, the Redemption Date. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee pro rata, by lot, or by a method that complies with applicable legal requirements. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed; provided that the principal amount of any Note remaining outstanding after a redemption in part shall be $2,000 or a higher integral multiple of $1,000. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

Repurchase upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

Restrictive Covenants.  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens or the ability of the Company or a Subsidiary Guarantor to consolidate, merge or sell, transfer or lease all or substantially all of its assets.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.

Subsidiary Guarantees.  This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

No Recourse Against Others.  No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee, to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 or a higher integral multiple of $1,000.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[Include in any Restricted Note:

Additional Rights of Holders of Restricted Global Notes and Restricted Certificated Notes.  Pursuant to, but subject to the exceptions in, the Registration Rights Agreement dated as of June 17, 2010 (as amended, supplemented or otherwise modified, the “Registration Rights Agreement”) among the Company and the Representatives of the Initial Purchasers party thereto with respect to the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a like principal amount of debt securities of the Company which shall have been registered under the Securities Act having terms identical in all material respects to this Note (except for the transfer restrictions relating to this Note and except that such note shall not be entitled to Additional Interest (as defined in the Registration Rights Agreement)).  The Holders shall be entitled to receive certain Additional Interest (as defined in the Registration Rights Agreement) in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to the terms of the Registration Rights Agreement.]

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated:

GENZYME CORPORATION, as the Company

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned First Supplemental Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                                    agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[Include in any Restricted Securities: Transfer Certification for Restricted Securities:

In connection with any transfer of this Note occurring prior to the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in compliance with Regulation S under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)	☐	pursuant to an effective registration statement under the Securities Act; or

(6)	☐	pursuant to another available exemption from the registration statement requirements of the Securities Act.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications) and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to  register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)]

Rule 144A Certificate

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Regulation S Certificate

TO BE COMPLETED BY TRANSFEROR IF (3) ABOVE IS CHECKED

Terms are used in below are as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

The undersigned represents and warrants:

1.             The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.             Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or the undersigned and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction was pre-arranged with a buyer in the United States.

3.             Neither the undersigned, any affiliate of the undersigned, nor any person acting on behalf of the undersigned or its affiliates has made any directed selling efforts in the United States with respect to the Notes.

4.             The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

Dated:

[Attach to Global Note only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

Genzyme Corporation

5.000% Note Due 2020

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Annex I

[FORM OF]

[          ] SUPPLEMENTAL INDENTURE

[            ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [             ] among [                       ], (a “New Subsidiary Guarantor”), a subsidiary of Genzyme Corporation, a Massachusetts corporation (the “Company”), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

RECITALS:

WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (as supplemented by the First Supplemental Indenture, dated as of June 17, 2010, among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee, and as otherwise amended, supplemented or modified, the “Indenture”), dated as of June 17, 2010 providing for the issuance of the Company’s 3.625% Senior Notes due 2015 (the “2015 Notes”) and 5.000% Senior Notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Notes”);

WHEREAS, Section 5A.6 of the Indenture provides that under certain circumstances the New Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company’s Guaranteed Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Defined Terms.  Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Guarantee.  The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to provide an unconditional guarantee on the terms and subject to the conditions set forth in Article VA of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.             No Recourse Against Others.  No director, officer, agent, employee, incorporator, stockholder, partner, member or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture, any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability and acknowledges that the waiver and release are part of the consideration for issuance of the Notes.

4.             Ratification of Indenture, Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             Governing Law.  THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GENZYME CORPORATION, as the Company

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Annex II

[FORM OF]

SUBSIDIARY GUARANTEE

For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (each term as defined below) or the Notes, to the Holder of this Note and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of this Note, Article VA of the Indenture and this Subsidiary Guarantee.  This Subsidiary Guarantee will become effective in accordance with Article VA of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of this Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the indenture dated as of June 17, 2010 (the “Base Indenture”), between Genzyme Corporation, a Massachusetts corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (in such capacity, the “Trustee”), as amended and supplemented, including by a First Supplemental Indenture thereto, dated as of June 17, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee.

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article VA of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

No director, officer, agent, employee, incorporator, stockholder, partner, member or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Subsidiary Guarantee to be duly executed.

[SUBSIDIARY GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title: